Exhibit 11

                         Viacom Inc. and Subsidiaries
                         Computation of Net Earnings Per Share

                                                                          Year ended December 31,
                                                                          -----------------------
                                                                        1994         1993     1992
                                                                        ----         ----     ----
                                                                 (In millions, except per share amounts)
Net earnings from continuing operations ..........................    $ 130.5     $ 169.5   $ 66.1
Cumulative convertible preferred stock dividend requirement ......       75.0        12.8       --
                                                                      -------     -------   ------
Earnings from continuing operations attributable to
      common stock ...............................................       55.5       156.7     66.1
Loss from discontinued operations, net of tax ....................      (20.5)         --       --
Extraordinary losses, net of tax .................................      (20.4)       (8.9)   (17.1)
Cumulative effect of change in accounting principle ..............         --        10.4       --
                                                                      -------     -------   ------
Net earnings attributable to common stock ........................    $  14.6     $ 158.2   $ 49.0
                                                                      -------     -------   ------
                                                                      -------     -------   ------
Primary Computation:
Shares:
     Weighted average number of common shares ....................      207.6       120.6    120.2
     Common shares potentially issuable in connection with:
     Stock options and warrants (a) ..............................        2.6          --       --
     Contingent value rights .....................................        5.8          --       --
     Variable common rights ......................................        4.0          --       --
                                                                      -------     -------   ------
     Weighted average common shares and common
     share equivalents ...........................................      220.0       120.6    120.2
                                                                      -------     -------   ------
                                                                      -------     -------   ------
 Net earnings per common share
      Net earnings from continuing operations ....................    $   .25      $ 1.30  $   .55
      Loss from discontinued operations, net of tax ..............       (.09)         --       --
      Extraordinary losses, net of tax ...........................       (.09)       (.07)    (.14)
      Cumulative effect of change in accounting principle ........         --         .08       --
                                                                      -------     -------   ------
      Net earnings ...............................................    $   .07      $ 1.31  $   .41
                                                                      -------     -------   ------
                                                                      -------     -------   ------

Fully Diluted Computation (b)
Shares:
     Weighted average number of common shares outstanding ........     207.6        120.6    120.2
     Common shares potentially issuable in connection with:
          Stock options and warrants (a) .........................       3.0            --      --
     Contingent value rights .....................................       5.8            --      --
     Variable common rights ......................................       4.0            --      --
                                                                     -------       -------  ------
     Weighted average common shares and common
     share equivalents ...........................................     220.4         120.6   120.2
                                                                     -------       -------  ------
                                                                     -------       -------  ------
 Net earnings per common share:
 Net earnings from continuing operations .........................    $   .25        $ 1.30  $ 0.55
 Loss from discontinued operations, net of tax ...................       (.09)          --      --
 Extraordinary losses, net of tax ................................       (.09)         (.07)   (.14)
 Cumulative effect of change in accounting principle .............         --           .08     --
                                                                      -------       -------  ------
 Net earnings ....................................................    $   .07        $ 1.31  $ 0.41
                                                                      -------       -------  ------
                                                                      -------       -------  ------

(a) The aggregate dilution of stock options was less than 3% in 1993 and 1992 and, therefore, were excluded from the computation.
(b) The Preferred Stock and related dividend requirement had an anti-dilutive effect on earnings per share in 1994 and 1993 and, therefore, were excluded from the computation.